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                                                                    EXHIBIT 23.1





CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 3347234, No. 33-48578, No. 33-82826, No. 33-87338, No. 33-90992,
No. 3362921, No. 3398724, No. 33-99882, No. 333-9017 and No. 333-9031, No. 333-
28857, Forms S-3 No. 3334012, No. 333-24667 and Form S-4 No. 333-15497) of
First Data Corporation of our report dated February 5, 1998, with respect to the consolidated financial statements and schedule of First Data Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1997.




                                                           /s/ Ernst & Young LLP
                                                           ---------------------
                                                               Ernst & Young LLP



New York, New York
March 20, 1998